UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2005

Q Comm International, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-31718	87-0674277
(Commission File Number)	(IRS Employer Identification No.)

510 East Technology Avenue, Building C Orem, Utah	84097
(Address of principal executive offices)	(Zip Code)

(801) 226-4222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 31, 2005, Michael Openshaw resigned from his positions as Chief Financial Officer, Treasurer, and Secretary. On that same date, Mark W. Robinson assumed the role of ChiefFinancial Officer, Secretary, and Treasurer.

Prior to joining Q Comm, Mr. Robinson served as Chief Financial Officer and Chief Operating Officer of Clickguard Corporation which was acquired by Danka Corporation in 2003. From 1996 to 2000, Mr. Robinson was Chief Financial Officer of Bluecurve Corporation, a start-up software company, which was acquired by Red Hat Corporation in 2000. From 1992 to 1996, Mr. Robinson was the Corporate Controller for Prometrix Corporation, and, following the acquisition of Prometrix by KLA-Tencor in 1994, became the Prometrix Division Controller. Mr. Robinson also held accounting and financial management positions at Hewlett Packard and Ford Aerospace and Communications Corporation from 1983 to 1992. Mr. Robinson earned both an MBA and Bachelor of Administration from the University of Utah.

The material terms of the employment agreement between the Company and Mr. Robinson have not been determined as of the filing date of this report. The Company will file a subsequent Form 8-K once this employment agreement is executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005	Q Comm International, Inc.

/s/ Mark W. Robinson

Mark W. Robinson
Chief Financial Officer